Exhibit 99.1

Revance Reports Fourth Quarter and Full Year 2019 Financial Results, Provides Corporate Update

- Conference call and webcast today at 4:30 p.m. ET -

NEWARK, Calif., February 24, 2020 - Revance Therapeutics, Inc. (Nasdaq: RVNC), a biotechnology pioneer focused on innovative aesthetic and therapeutic offerings, including its next-generation neuromodulator product, DaxibotulinumtoxinA for Injection (DAXI), today reported financial results for the fourth quarter and full year ended December 31, 2019, and provided a corporate update.

Key Fourth Quarter 2019 Events and Subsequent Updates

Commercial:

•
BLA for DAXI in Glabellar Lines Accepted by FDA, PDUFA Date Announced. In February, the company received U.S. Food and Drug Administration (FDA) notification that its Biologics License Application (BLA) for DAXI in the treatment of moderate to severe glabellar (frown) lines was accepted for review. Revance has been given a target action date under the Prescription Drug User Fee Act (PDUFA) of November 25, 2020.

•
Signed Exclusive U.S. Distribution Agreement for FDA-Approved TEOXANE Dermal Fillers. In January, Revance entered into a distribution agreement with TEOXANE SA, making Revance the exclusive commercialization partner of the Swiss company’s modern and innovative Resilient Hyaluronic Acid® (RHA®) line of dermal fillers in the U.S., the first and only range of FDA-approved dermal fillers indicated for the correction of dynamic facial wrinkles and folds.

Clinical:

•
Completed Enrollment in Phase 3 Cervical Dystonia Trial and Phase 2 Plantar Fasciitis Trial. In November, Revance announced the completion of enrollment of more than 300 patients in the company’s ASPEN-1 Phase 3 clinical trial for DAXI for the treatment of cervical dystonia. Topline data from this Phase 3 trial is expected in the second half of 2020. In December, Revance enrolled the last of 155 subjects in its Phase 2 placebo-controlled clinical trial of DAXI for the management of plantar fasciitis. The company expects to report topline results from this Phase 2 trial in the second half of 2020.

•
Initiated New Phase 2 Trial for Treatment of the Upper Facial Lines. In December, Revance initiated a new open-label Phase 2 trial of DAXI for treatment of upper facial lines- glabellar (frown), lateral canthal (crow’s feet), and forehead lines combined. This trial is being conducted to assess the safety and efficacy, including potential dosing and injection patterns of DAXI, covering the upper face. The company expects completion of enrollment in the first quarter, with topline results in fourth quarter of 2020.

•
Announced Publication and Presentations of SAKURA Program Results. In December, Revance announced publication in the Journal of the American Academy of Dermatology (JAAD) of the pooled data from two multicenter, randomized, double-blind, placebo-controlled Phase 3 studies (SAKURA 1 and SAKURA 2) evaluating DAXI for the treatment of moderate to severe glabellar lines. In October, Revance published results from the Phase 3 studies, SAKURA 1 and SAKURA 2, in Plastic and Reconstructive Surgery (PRS), the peer reviewed Journal of the American Society of Plastic Surgeons. Also, in October, the company made three oral presentations on DAXI for glabellar lines at the American Society for Dermatologic Surgery (ASDS) 2019 Annual Meeting, in Chicago.

Financial:

•
Closed Public Offering of Common Stock - In January, Revance closed its underwritten public offering of 7,475,000 shares of its common stock at a price to the public of $17.00 per share, which includes the exercise in full by the underwriters of their option to purchase 975,000 shares. The gross proceeds to the company from the offering, before deducting the underwriters’ discounts, commissions and other estimated offering expense payable by Revance, were approximately $127.1 million.

•
Closed Private Offering of Convertible Senior Notes - In February, Revance closed its offering of $287.5 million aggregate principal amount of convertible senior notes due 2027 in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended. Following this financing and the close of the stock offering in January, as of February 14, Revance had $533.3 million in cash, cash equivalents and short-term investments on a preliminary basis.

Corporate:

•
Enhanced Leadership Team. During and subsequent to the end of the fourth quarter, Revance strengthened its executive team through a number of key hires and promotions. These include: the appointment of Mark Foley as President and Chief Executive Officer; the promotion of Dustin Sjuts to Chief Commercial Officer, Aesthetics & Therapeutics; the promotion of Abhay Joshi to Chief Operating Officer and President of R&D and Product Operations; the promotion of Azita Nejad to Senior Vice President, Technical Operations; and the hiring of Dwight Moxie as Senior Vice President, General Counsel & Corporate Secretary.

“With the FDA’s recent acceptance of our BLA submission for DAXI in glabellar lines, and the announcement of our distribution agreement for TEOXANE’s RHA® technology, Revance has constructed an exceptional start to what we believe will be a transformational year for the company. These milestones represent the first two of twelve potential value inflection points for our company in 2020,” said Mark J. Foley, President and Chief Executive Officer of Revance.

“In addition to supporting our DAXI approval efforts, we are focused on preparing for a successful launch of the RHA® line of dermal fillers in the U.S. Also, we have multiple data readouts in the coming months that we believe will reinforce the value of DAXI in both aesthetics and therapeutics, most notably the topline results from our ASPEN-1 Phase 3 trial in cervical dystonia and Phase 2 trial in plantar fasciitis, along with three Phase 2 open-label facial aesthetics studies.”

Mark Foley continued, “We have also capitalized on our company’s recent success with a number of financings that have materially strengthened our balance sheet. This will enable us to execute our strategy and new product launches with confidence. I would like to take this opportunity to thank everyone at Revance for the hard work that has gone into creating the opportunities before us, positioning Revance to become an innovation leader in aesthetics and therapeutics.”

Fourth Quarter and Full Year 2019 Financial Highlights

Cash, cash equivalents and short-term investments as of December 31, 2019 were $290.1 million.

Revenue for the fourth quarter and full year ended December 31, 2019 revenue was $0.1 million and $0.4 million compared to $0.5 million and $3.7 million for the same periods in 2018. The revenue recognized during 2019 represents the portion of revenue earned from the $30 million combined upfront and incremental payments from Mylan under the biosimilar collaboration and license agreement.

Research and development expenses for the fourth quarter and full year ended December 31, 2019 were $27.5 million and $102.9 million compared to $25.5 million and $92.5 million for the same periods in 2018, respectively. The change in research and development expenses is primarily due to the initiation and continuation of clinical trials and studies for multiple therapeutic and aesthetic indications and pre-BLA filing activities for DAXI for the treatment of glabellar lines.

General and administrative expenses for the fourth quarter and full year ended December 31, 2019 were $18.8 million and $62.0 million compared to $13.4 million and $53.9 million for the same periods in 2018, respectively. The increase in general and administrative expenses is primarily due to increased costs related to personnel and infrastructure build-out.

Total operating expenses for the fourth quarter and full year ended December 31, 2019 were $46.3 million and $164.9 million compared to $38.9 million and $146.4 million for the same periods in 2018, respectively. Stock-based compensation for the fourth quarter and full year ended December 31, 2019 was $5.0 million and $17.9 million, respectively. When excluding depreciation and stock-based compensation, total operating expenses for the fourth quarter and full year ended December 31, 2019 were $40.5 million and $144.0 million, respectively.

Net loss for the fourth quarter and full year ended December 31, 2019 was $45.3 million and $159.4 million compared to $40.6 million and $142.6 million for the same periods in 2018, respectively.

Near-Term Milestone Expectations

Aesthetics:

•	Commercial launch of RHA® range of dermal fillers expected in 2Q 2020.

•	Topline results from Phase 2 open-label, dose-escalation study of DAXI in forehead lines expected in 2Q 2020.

•	Topline results from Phase 2 open-label, dose-escalation study of DAXI in lateral canthal lines (crow’s feet) expected in 2Q 2020.

•	Completion of patient enrollment in Phase 2 open-label, dose-escalation study of DAXI in upper facial lines expected in 1Q 2020, with topline results in 4Q 2020.

•	PDUFA date of November 25, 2020, for potential BLA approval of DAXI in glabellar lines.

Therapeutics:

•	Completion of patient enrollment in JUNIPER Phase 2 placebo-controlled, dose-ranging study of DAXI in upper limb spasticity expected in mid-year 2020.

•	Topline results from ASPEN-1 Phase 3 placebo-controlled, parallel-group study of DAXI in cervical dystonia expected in 2H 2020.

•	Topline results from Phase 2 placebo-controlled study of DAXI in plantar fasciitis expected in 2H 2020.

Biosimilar:

•	Decision by Mylan on continuation of biosimilar to BOTOX® program expected by April 30, 2020.

2020 Financial Outlook

Revance expects 2020 U.S. generally accepted accounting principles (“GAAP”) operating expense to be in the range of $270 to $280 million and non-GAAP operating expense, which excludes depreciation and stock-based compensation costs, in the range of $220 to $230 million driven by RHA and DAXI launch activities. With multiple clinical programs underway, along with regulatory and pre-commercial manufacturing activities, Revance anticipates 2020 non-GAAP research and development expense to be $95 to $100 million. With current cash and equivalents, management projects that the company is funded into 2023.

Conference Call

Individuals interested in listening to the conference call may do so by dialing (855) 453-3827 for domestic callers, or (484) 756-4301 for international callers and reference conference ID: 2087638; or from the webcast link in the investor relations section of the company’s website at: www.revance.com. A replay of the call will be available beginning February 24, 2020 at 4:30 p.m. PT/7:30 p.m. ET to February 25, 2020 at 4:30 p.m. PT/7:30 p.m. ET. To access the replay, dial (855) 859-2056 or (404) 537-3406 and reference conference ID: 2087638. The webcast will be available in the investor relations section on the company's website for 30 days following the completion of the call.

About Revance Therapeutics, Inc.

Revance Therapeutics is a Silicon Valley-based biotechnology company, pioneering new innovations in neuromodulators for aesthetic and therapeutic indications. Revance’s lead product candidate, DaxibotulinumtoxinA for Injection (DAXI), combines a proprietary stabilizing peptide excipient with a highly purified botulinum toxin that does not contain human or animal-based components. Revance has successfully completed a Phase 3 program for DAXI in glabellar (frown) lines and is pursuing U.S. regulatory approval in 2020. Revance is also evaluating DAXI in the upper face, including glabellar lines, forehead lines and crow’s feet, as well as in three therapeutic indications - cervical dystonia, adult upper limb spasticity and plantar fasciitis. Beyond DAXI, Revance gained exclusive rights to commercialize TEOXANE SA’s Resilient Hyaluronic Acid® (RHA®) line of fillers in the U.S., the first and only range of FDA-approved dermal fillers for correction of dynamic facial wrinkles and folds. Revance has also begun development of a biosimilar to BOTOX®, which would compete in the existing short-acting neuromodulator marketplace. Revance is dedicated to making a difference by transforming patient experiences. For more information or to join our team visit us at www.revance.com.

“Revance Therapeutics” and the Revance logo are registered trademarks of Revance Therapeutics, Inc.
Resilient Hyaluronic Acid® and RHA® are trademarks of TEOXANE SA.
BOTOX® is a registered trademark of Allergan, Inc.

Forward-Looking Statements

This press release contains forward-looking statements, including statements related to Revance Therapeutics' 2020 financial outlook, milestone expectations, expected cash runway and other financial performance; the process and timing of, and ability to complete, current and anticipated future clinical development of our investigational drug product candidates; the initiation, design, enrollment, submission, timing and results of our clinical studies, including the near-term milestone expectations described above; development of a biosimilar to BOTOX®; results of our non-clinical programs; statements about our business strategy, timeline and other goals and market for our anticipated products, plans and prospects, including our pre-commercialization plans; statements about our ability to obtain, and the timing relating to, regulatory approval with respect to our drug product candidates and to launch products, including with respect to the anticipated approval of DAXI and expected PDUFA date; potential benefits of our drug product candidates and our technologies, including with respect to the RHA line of dermal fillers.

Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from our expectations. These risks and uncertainties include, but are not limited to: the outcome, cost, and timing of our product development activities and clinical trials; the uncertain clinical development process, including the risk that clinical trials may not have an effective design or generate positive results; our ability to obtain and maintain regulatory approval of our drug product candidates, including our ability to receive timely approval of DAXI; our ability to obtain funding for our operations; our plans to research, develop, and commercialize our drug product candidates; our ability to achieve market acceptance of our drug product candidates; unanticipated costs or delays in research, development, and commercialization efforts; the applicability of clinical study results to actual outcomes; the size and growth potential of the markets for our drug product candidates; our ability to successfully commercialize our drug product candidates and the timing of commercialization activities; the rate and degree of market acceptance of our drug product candidates; our ability to develop sales and marketing capabilities; the accuracy of our estimates regarding expenses, future revenues, capital requirements and needs for financing; our ability to continue obtaining and maintaining intellectual property protection for our drug product candidates; and other risks. Detailed information regarding factors that may cause actual results to differ materially from the results expressed or implied by statements in this press release may be found in Revance's periodic filings with the Securities and Exchange Commission (the "SEC"), including factors described in the section entitled "Risk Factors" in Exhibit 99.2 of our current report on Form 8-K filed February 10, 2020. These forward-looking statements speak only as of the date hereof. Revance disclaims any obligation to update these forward-looking statements.

Use of Non-GAAP Financial Measures

Revance has presented certain non-GAAP financial measures in this release. This release and the reconciliation tables included herein include total non-GAAP operating expense and non-GAAP R&D expense, both of which exclude depreciation, stock-based compensation, and non-recurring milestone costs. Revance excludes depreciation, stock-based compensation, and non-recurring milestone costs because management believes the exclusion of these items is helpful to investors to evaluate Revance's recurring operational performance. Revance management uses these non-GAAP financial measures to monitor and evaluate its operating results and trends on an on-going basis, and internally for operating, budgeting and financial planning purposes. The non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP but should not be considered a substitute for or superior to GAAP results.
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Contacts
INVESTORS
Revance Therapeutics, Inc.:
Jeanie Herbert, 714-325-3584
jherbert@revance.com
or
Gilmartin Group, LLC.:
Laurence Watts, 619-916-7620
laurence@gilmartinir.com

MEDIA
Revance Therapeutics, Inc.:
Sara Fahy, 949-887-4476
sfahy@revance.com
or
General Media:
Y&R:
Jenifer Slaw, 347-971-0906
jenifer.slaw@YR.com
or
Trade Media:
Nadine Tosk, 504-453-8344
nadinepr@gmail.com

Source: Revance Therapeutics, Inc.

REVANCE THERAPEUTICS, INC.
Consolidated Balance Sheets
(In thousands, except share and per share amounts)
(Unaudited)

	As of December 31,
	2019	2018
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$171,160	$73,256
Short-term investments	118,955	102,556
Accounts and other receivables	—	27,000
Prepaid expenses and other current assets	6,487	5,110
Total current assets	296,602	207,922
Property and equipment, net	14,755	14,449
Operating lease right of use assets	26,531	—
Restricted cash	730	730
Other non-current assets	1,669	3,247
TOTAL ASSETS	$340,287	$226,348
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$8,010	$8,434
Accruals and other current liabilities	18,636	14,948
Deferred revenue, current portion	7,911	8,588
Operating lease liabilities, current portion	3,470	—
Derivative liability, current	2,952	—
Total current liabilities	40,979	31,970
Deferred revenue, net of current portion	47,948	42,684
Operating lease liabilities, net of current portion	25,870	—
Deferred rent	—	3,319
Derivative liability, non-current	—	2,753
TOTAL LIABILITIES	114,797	80,726
STOCKHOLDERS’ EQUITY
Convertible preferred stock, par value $0.001 per share — 5,000,000 shares authorized, and no shares issued and outstanding as of December 31, 2019 and 2018	—	—
Common stock, par value $0.001 per share — 95,000,000 shares authorized both as of December 31, 2019 and 2018; 52,374,735 and 36,975,203 shares issued and outstanding as of December 31, 2019 and 2018, respectively	52	37
Additional paid-in capital	1,069,639	830,368
Accumulated other comprehensive income (loss)	3	(8)
Accumulated deficit	(844,204)	(684,775)
TOTAL STOCKHOLDERS’ EQUITY	225,490	145,622
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$340,287	$226,348

REVANCE THERAPEUTICS, INC.
Consolidated Statements of Operations and Comprehensive Loss
(In thousands, except share and per share amounts)
(Unaudited)

	Quarter Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Revenue	$89	$487	$413	$3,729
Operating expenses:
Research and development	27,493	25,532	102,861	92,500
General and administrative	18,766	13,358	62,011	53,863
Total operating expenses	46,259	38,890	164,872	146,363
Loss from operations	(46,170)	(38,403)	(164,459)	(142,634)
Interest income	1,037	924	5,532	4,023
Interest expense	—	—	—	(44)
Changes in fair value of derivative liability	(60)	10	(199)	(140)
Other expense, net	(133)	(147)	(303)	(773)
Loss before income taxes	(45,326)	(37,616)	(159,429)	(139,568)
Income tax provision	—	(3,000)	—	(3,000)
Net loss	(45,326)	(40,616)	(159,429)	(142,568)
Unrealized gain (loss) and adjustment on securities included in net loss	(39)	125	11	(8)
Comprehensive loss	$(45,365)	$(40,491)	$(159,418)	$(142,576)
Basic and diluted net loss	$(45,326)	$(40,616)	$(159,429)	$(142,568)
Basic and diluted net loss per share	$(0.99)	$(1.12)	$(3.67)	$(3.94)
Basic and diluted weighted-average number of shares used in computing net loss per share	45,626,470	36,334,364	43,460,804	36,171,582

REVANCE THERAPEUTICS, INC.
Reconciliation of GAAP Operating Expense to Non-GAAP Operating Expense
(In thousands)
(Unaudited)

	Quarter Ended December 31, 2019	Year Ended December 31, 2019
Operating expense:
GAAP operating expense	$46,259	$164,872
Adjustments:
Stock-based compensation	(5,040)	(17,922)
Depreciation	(757)	(2,909)
Non-GAAP operating expense	$40,462	$144,041

REVANCE THERAPEUTICS, INC.
Reconciliation of GAAP R&D Expense to Non-GAAP R&D Expense
(In thousands)
(Unaudited)

	Quarter Ended December 31, 2019	Year Ended December 31, 2019
R&D expense:
GAAP R&D expense	$27,493	$102,861
Adjustments:
Stock-based compensation	(2,074)	(8,512)
Depreciation	(514)	(2,039)
Non-GAAP R&D expense	$24,905	$92,310